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Exhibit 99.4

NOTICE OF GUARANTEED DELIVERY

Offer to Exchange
Floating Rate Senior Notes due 2011,
which have been registered under the Securities Act of 1933, as amended,
(CUSIP Number 62846X AA 3)
for any and all outstanding
Floating Rate Senior Notes due 2011,
which are not registered under the Securities Act of 1933, as amended, of
MXENERGY HOLDINGS INC.

        This Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be used to accept the Exchange Offer (as defined below) if (i) certificates for the Issuer's (as defined below) Floating Rate Senior Notes due 2011 (the "Original Notes") are not immediately available, (ii) Original Notes, the Letter of Transmittal or any other required documents cannot be delivered to Deutsche Bank Trust Company Americas (the "Exchange Agent") prior to the Expiration Date (as defined below) or (iii) the procedures for delivery by book-entry transfer cannot be completed prior to the Expiration Date. This Notice of Guaranteed Delivery may be delivered by hand, overnight courier or mail, or transmitted by facsimile transmission, to the Exchange Agent. See "The Exchange Offer—Guaranteed Delivery Procedures" in the Prospectus (as defined below).

        THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON            , 2007, UNLESS EXTENDED (THE "EXPIRATION DATE"). ORIGINAL NOTES TENDERED IN THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.

The Exchange Agent for the Exchange Offer is:

Deutsche Bank Trust Company Americas

By Mail: DB Services Tennessee, Inc. Reorganization Unit P.O. Box 292737 Nashville, TN 37229-2737 Reference: MxEnergy Holdings Inc. Exchange	Fax: (615) 835-3701 Reference: MxEnergy Holdings Inc. Exchange	By Overnight Mail or Courier: DB Services Tennessee, Inc. Corporate Trust & Agency Services Reorganization Unit 648 Grassmere Park Road Nashville, TN 37211 Reference: MxEnergy Holdings Inc. Exchange
For information: (800) 735-7777 Reference: MxEnergy Holdings Inc. Exchange

        DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE OR OTHERWISE THAN AS PROVIDED ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

        THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE GUARANTOR INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

THE GUARANTEE ON THE NEXT PAGE MUST BE COMPLETED.

Ladies and Gentlemen:

        The undersigned hereby tenders to MxEnergy Holdings Inc., a Delaware corporation (the "Issuer"), upon the terms and subject to the conditions set forth in the Prospectus, dated             , 2007 (as the same may be amended or supplemented from time to time, the "Prospectus"), and the related Letter of Transmittal (which, together with the Prospectus, constitute the "Exchange Offer"), receipt of which is hereby acknowledged, the aggregate principal amount of Original Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption "The Exchange Offer—Guaranteed Delivery Procedures." All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death or incapacity of the undersigned, and every obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

Floating Rate Senior Notes due 2011

Aggregate Principal Amount Tendered:*	Name(s) of Registered Holder(s):
Certificate No.(s) (if available):	Addresses:

If Original Notes will be tendered by book-entry transfer, provide the following information: DTC Account Number:	Area Code and Telephone Number(s):

Signature(s):

* Original Notes may be tendered in whole or in part in denominations of $1,000 and integral multiples thereof. Unless otherwise indicated here, a holder will be deemed to have tendered ALL of the Original Notes held by such holder.

GUARANTEE
(NOT TO BE USED FOR SIGNATURE GUARANTEE)

        The undersigned, a firm or other entity identified in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, as an "eligible guarantor institution," including (as such terms are defined therein): (i) a bank; (ii) a broker, dealer, municipal securities broker, municipal securities dealer, government securities broker, government securities dealer; (iii) a credit union; (iv) a national securities exchange, registered securities association or clearing agency; or (v) a savings association (each, an "Eligible Guarantor Institution"), hereby guarantees to deliver to the Exchange Agent, at its address set forth above, either the Original Notes tendered hereby in proper form for transfer, or confirmation of the book-entry transfer of such Original Notes to the Exchange Agent's account at The Depository Trust Company ("DTC"), pursuant to the procedures for book-entry transfer set forth in the Prospectus, in either case together with one or more properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof), or an Agent's Message in the case of a book-entry delivery, and any other required documents within three New York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery.

        The undersigned acknowledges that it must deliver the Letter of Transmittal and the Original Notes tendered hereby to the Exchange Agent within the time period set forth above, and that failure to do so could result in a financial loss to the undersigned.

Name of Firm:

Address:

Area Code and Telephone Number:

(Authorized Signature)
Title:

Name:

(Please type or print)
Date:

NOTE:
DO NOT SEND ORIGINAL NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY. ACTUAL SURRENDER OF ORIGINAL NOTES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS.

INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY

        1.     Delivery of this Notice of Guaranteed Delivery.    A properly completed and duly executed copy of this Notice of Guaranteed Delivery and any other documents required by this Notice of Guaranteed Delivery must be received by the Exchange Agent at its address set forth herein prior to the Expiration Date. The method of delivery of this Notice of Guaranteed Delivery and any other required documents to the Exchange Agent is at the election and sole risk of the holder, and the delivery will be deemed made only when actually received by the Exchange Agent. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. As an alternative to delivery by mail, the holders may wish to consider using an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery. For a description of the guaranteed delivery procedures, see Instruction 1 of the Letter of Transmittal.

        2.     Signatures on this Notice of Guaranteed Delivery.    If this Notice of Guaranteed Delivery is signed by the registered holder(s) of the Original Notes, the signature must correspond with the name(s) written on the face of the Original Notes without alteration, enlargement, or any change whatsoever. If this Notice of Guaranteed Delivery is signed by a participant of the Book-Entry Transfer Facility whose name appears on a security position listing as the owner of the Original Notes, the signature must correspond with the name shown on the security position listing as the owner of the Original Notes.

        If this Notice of Guaranteed Delivery is signed by a person other than the registered holder(s) of any Original Notes listed or a participant of the Book-Entry Transfer Facility, this Notice of Guaranteed Delivery must be accompanied by appropriate bond powers, signed as the name of the registered holder(s) appears on the Original Notes or signed as the name of the participant shown on the Book-Entry Transfer Facility's security position listing.

        3.     Requests for Assistance or Additional Copies.    Requests for additional copies of the Prospectus may be directed to the Exchange Agent at the address specified in the Prospectus. Holders may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offer.

NOTE:	DO NOT SEND ORIGINAL NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY. ACTUAL SURRENDER OF ORIGINAL NOTES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS.

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NOTICE OF GUARANTEED DELIVERY
Offer to Exchange Floating Rate Senior Notes due 2011, which have been registered under the Securities Act of 1933, as amended, (CUSIP Number 62846X AA 3) for any and all outstanding Floating Rate Senior Notes due 2011, which are not registered under the Securities Act of 1933, as amended, of MXENERGY HOLDINGS INC.
THE GUARANTEE ON THE NEXT PAGE MUST BE COMPLETED.
Floating Rate Senior Notes due 2011
GUARANTEE (NOT TO BE USED FOR SIGNATURE GUARANTEE)
INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY